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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90667) and the Registration Statements on Form S-8 (No. 333-01409, 33-11161, 33-22862, 333-31116,
33-31117, 333-31369, 33-31371, 33-50608, 33-50610, 33-56707, 333-61843,
333-70323 and 333-89231) of Informix Corporation of our report dated October 25, 1996 relating to the financial statements of Unidata, Inc., which appears in the Annual Report of Form 10-K of Ardent Software, Inc. for the year ended December 31, 1998.

/s/ PRICEWATERHOUSECOOPERS LLP
March 8, 2000

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